    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1998
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        ARCADIA RECEIVABLES FINANCE CORP.
                  (Originator of the Trusts Described Herein)
             (Exact name of registrant as specified in its charter)

              DELAWARE                                9999                               41-1743653
    (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
  of incorporation or organization        Classification Code Number)               Identification No.)

                          7825 WASHINGTON AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA 55439-2435
                                 (612) 942-9880
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                              RICHARD A. GREENAWALT
                             CHIEF EXECUTIVE OFFICER
                                 AND DIRECTOR
                       ARCADIA RECEIVABLES FINANCE CORP.
                          7825 WASHINGTON AVENUE SOUTH
                       MINNEAPOLIS, MINNESOTA 55439-2435
                                 (612) 942-9880
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

        CHARLES F. SAWYER, ESQ.                  LAURA A. DEFELICE, ESQ.
         Dorsey & Whitney LLP                      Mayer, Brown & Platt
         220 South Sixth Street                        1675 Broadway
      Minneapolis, Minnesota 55402            New York, New York 10019-5820
             (612) 340-2600                           (212) 506-2500

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED        PER UNIT (1)     OFFERING PRICE (1)          FEE (2)
Automobile Receivables-Backed
 Securities...........................   $2,500,000,000           100%            $2,500,000,000        $737,500

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to rule 457(c).
(2) The amount of Automobile Receivables-Backed Securities being carried forward from Registration Statement No. 333-18021 pursuant to Rule 429 is $609,588,424, and the Registrant previously paid a filing fee with respect to such securities of $184,723.76 (calculated at the rate of 1/33 of 1% of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).


                            ------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-18021, which became effective on January 13, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED MARCH 17, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS PROSPECTUS BECOMES FINAL. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                     ARCADIA AUTOMOBILE RECEIVABLES TRUSTS
                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES
                         ------------------------------

                       ARCADIA RECEIVABLES FINANCE CORP.
                                    (SELLER)
                         ------------------------------

                             ARCADIA FINANCIAL LTD.
                                   (SERVICER)
                         ------------------------------

    The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivables-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities may include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and/or one or more classes of Certificates, as set forth in the related Prospectus Supplement.

    The Certificates, if any, and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Arcadia Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Arcadia Financial Ltd. ("Arcadia Financial"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased by Arcadia Financial from motor vehicle dealers and secured by new and used automobiles and light trucks, certain monies paid or payable thereunder after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of Arcadia Financial's security interests in the vehicles financed thereby, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

    Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, Arcadia Financial, in its individual capacity and as Servicer, and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, Arcadia Financial, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

    Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

    Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates, if any, and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

    Unless otherwise provided in the related Prospectus Supplement, the Certificates, if any, and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
      PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 10 HEREIN.
                             ---------------------

 THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ARCADIA
               FINANCIAL, THE SELLER OR ANY AFFILIATE OF EITHER.
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is             .

                             AVAILABLE INFORMATION

    The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) at which the Registration Statement and other information regarding the Seller may be accessed.

                           REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities-Statements to Securityholders" and "-Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller nor Arcadia Financial intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

    The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Investor Relations, Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, telephone number (612) 942-9880.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."

Issuer............................  With respect to each series of Securities, a trust (the
                                    "Trust") will be formed by Arcadia Receivables Finance
                                    Corp. (the "Seller") pursuant to either a Pooling and
                                    Servicing Agreement among the Seller, Arcadia Financial,
                                    in its individual capacity and as Servicer (in such
                                    capacity referred to herein as the "Servicer"), and the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement, or a Trust Agreement between the Seller, the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement and certain other parties as specified in the
                                    related Prospectus Supplement.

Seller............................  Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial. See "The Seller."

Servicer..........................  Arcadia Financial Ltd. See "Arcadia Financial Ltd."

Owner Trustee.....................  The Owner Trustee specified in the related Prospectus
                                    Supplement (the "Owner Trustee"). See "Description of
                                    the Purchase Agreements and the Trust Documents-Servicer
                                    Termination Events" and "-The Owner Trustee."

Backup Servicer...................  Arcadia Financial may be terminated as Servicer under certain circumstances, at which time the Backup Servicer
                                    specified in the related Prospectus Supplement (the
                                    "Backup Servicer") will automatically become the
                                    Servicer. See "Description of the Purchase Agreements
                                    and the Trust Documents-Servicer Termination Events" and
                                    "-The Backup Servicer."

Indenture Trustee.................  With respect to any Series of Securities including one or more classes of Notes, the Indenture Trustee
                                    specified in the related Prospectus Supplement (the
                                    "Indenture Trustee").

The Certificates..................  Each series of Securities may include one or more classes of Certificates which will be issued pursuant to
                                    the related Trust Documents.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Certificates will be available for purchase
                                    in denominations of $1,000 and in integral multiples
                                    thereof and will be available in book-entry form only.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, holders of Certificates
                                    ("Certificateholders") will be able to receive
                                    Definitive Certificates only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities-Book-Entry Registration."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Certificates will have a
                                    stated

                                    Certificate Balance (as defined in the related
                                    Prospectus Supplement) and will accrue interest on such
                                    Certificate Balance at a specified rate (with respect to
                                    each class of Certificates, the "Pass-Through Rate").
                                    Each class of Certificates may have a different
                                    Pass-Through Rate, which may be a fixed, variable or
                                    adjustable Pass-Through Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Pass-Through Rate for each class of
                                    Certificates, or the initial Pass-Through Rate and the
                                    method for determining subsequent changes to the
                                    Pass-Through Rate.

                                    A series may include two or more classes of Certificates
                                    which differ as to timing of distributions, sequential
                                    order, priority of payment, seniority, allocation of
                                    loss, Pass-Through Rate or amount of distributions in
                                    respect of principal or interest, or as to which
                                    distributions in respect of principal or interest on any
                                    class may or may not be made upon the occurrence of
                                    specified events or on the basis of collections from
                                    designated portions of the Receivables Pool. In
                                    addition, a series may include one or more classes of
                                    Certificates ("Strip Certificates") entitled to (i)
                                    distributions in respect of principal with
                                    disproportionate, nominal or no interest distributions,
                                    or (ii) interest distributions, with disproportionate,
                                    nominal or no distributions in respect of principal.

                                    With respect to any series of Securities including one
                                    or more classes of Notes, distributions in respect of
                                    the Certificates may be subordinated in priority of
                                    payment to payments on the Notes, to the extent
                                    specified in the related Prospectus Supplement.

                                    If the Seller or Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust
                                    Documents-Termination," Certificateholders will receive
                                    an amount in respect of the Certificates as specified in
                                    the related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account (as such
                                    term is defined in the related Prospectus Supplement,
                                    the "Pre-Funding Account"), Certificateholders will
                                    receive a distribution in respect of principal on or
                                    immediately following the end of the funding period
                                    specified in the related Prospectus Supplement (the
                                    "Pre-Funding Period") in an amount and manner specified
                                    in the related Prospectus Supplement.

The Notes.........................  With respect to any series of Securities including one or more classes of Notes, such Notes will be issued
                                    pursuant to an Indenture.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples thereof,
                                    and will be available in book-entry form only. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, holders of Notes

                                    ("Noteholders") will be able to receive Definitive Notes
                                    only in the limited circumstances described herein or in
                                    the related Prospectus Supplement. See "Certain
                                    Information Regarding the Securities-Book-Entry
                                    Registration."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated
                                    principal amount and will bear interest at a specified
                                    rate or rates (with respect to each class of Notes, the
                                    "Interest Rate"). Each class of Notes may have a
                                    different Interest Rate, which may be a fixed, variable
                                    or adjustable Interest Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate and the method for determining
                                    subsequent changes to the Interest Rate.

                                    A series may include two or more classes of Notes which
                                    differ as to the timing and priority of payment,
                                    seniority, allocations of loss, Interest Rate or amount
                                    of payments of principal or interest, or as to which
                                    payments of principal or interest may or may not be made
                                    upon the occurrence of specified events or on the basis
                                    of collections from designated portions of the
                                    Receivables Pool. In addition, a series may include one
                                    or more classes of Notes ("Strip Notes") entitled to (i)
                                    principal payments with disproportionate, nominal or no
                                    interest payments or (ii) interest payments with
                                    disproportionate, nominal or no principal payments.

                                    If the Seller or the Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust
                                    Documents-Termination," the outstanding Notes, if any,
                                    of such series will be redeemed as set forth in the
                                    related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account, the
                                    outstanding Notes, if any, of such series will be
                                    subject to partial redemption on or immediately
                                    following the end of the Pre-Funding Period in an amount
                                    and manner specified in the related Prospectus
                                    Supplement. In the event of such partial redemption, the
                                    Noteholders may be entitled to receive a prepayment
                                    premium from the Trust, in the amount and to the extent
                                    provided in the related Prospectus Supplement.

Trust Property....................  Each Certificate, if any, will represent a fractional undivided interest in, and each Note, if any, will
                                    represent an obligation of, the related Trust. The
                                    assets of each Trust (the "Trust Property") will
                                    include, among other things, a pool (the "Receivables
                                    Pool") of retail installment sales contracts and
                                    promissory notes (the "Receivables") purchased or to be
                                    purchased from motor vehicle dealers ("Dealers") by
                                    Arcadia Financial and secured by new and used
                                    automobiles and light trucks (the "Financed Vehicles"),
                                    certain monies paid or payable thereunder after the
                                    Cutoff Date (as specified in the related Prospectus
                                    Supplement), an assignment of Arcadia Financial's
                                    security interests in the

                                    Financed Vehicles and of the right to receive proceeds
                                    from claims on certain insurance policies covering the
                                    Financed Vehicles or the Obligors, the assignment of
                                    certain rights of Arcadia Financial against the Dealers
                                    originating such Receivables, the Collection Account,
                                    including all investments therein, all income from the
                                    investment of funds therein and all proceeds thereof,
                                    certain other accounts and the proceeds thereof and
                                    certain other rights under the Trust Documents. In
                                    addition, if so specified in the related Prospectus
                                    Supplement, the Trust Property will include monies on
                                    deposit in a Pre-Funding Account to be established with
                                    the Indenture Trustee or the Owner Trustee, which will
                                    be used to purchase Subsequent Receivables (as defined
                                    below) from the Seller from time to time during the
                                    Pre-Funding Period specified in the related Prospectus
                                    Supplement, as well as any Subsequent Receivables so
                                    purchased. See "The Trusts."

                                    The Receivables of each Trust (except for Subsequent
                                    Receivables) will be purchased by the Seller from
                                    Arcadia Financial pursuant to a purchase agreement (the
                                    "Purchase Agreement") between the Seller and Arcadia
                                    Financial on or prior to the date of issuance of the
                                    Securities. If and to the extent provided in the related
                                    Prospectus Supplement, the Seller will be obligated
                                    (subject only to the availability thereof) to purchase
                                    from Arcadia Financial and to sell to the related Trust,
                                    and the related Trust will be obligated to purchase from
                                    the Seller (subject to the satisfaction of certain
                                    conditions described in the applicable Purchase
                                    Agreement), additional Receivables (the "Subsequent
                                    Receivables") from time to time (as frequently as daily)
                                    during the Pre-Funding Period specified in the related
                                    Prospectus Supplement having an aggregate principal
                                    balance approximately equal to the amount on deposit in
                                    the Pre-Funding Account (the "Pre-Funded Amount") on
                                    such Closing Date.

                                    The Trust Property of each Trust will also include an
                                    assignment of the Seller's rights under the related
                                    Purchase Agreement, including rights against Arcadia
                                    Financial upon the occurrence of certain breaches of
                                    representations and warranties thereunder (a "Repurchase
                                    Event"). See "Description of the Purchase Agreements and
                                    Trust Documents-Sale and Assignment of the Receivables"
                                    and "-Servicing Procedures."

Credit Enhancement................  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class of Securities may include any one or more
                                    of the following: a financial guaranty insurance policy
                                    (a "Policy") issued by an insurer specified in the
                                    related Prospectus Supplement (a "Security Insurer"),
                                    subordination of one or more other classes of
                                    Securities, a reserve account, overcollateralization,
                                    letters of credit, credit or liquidity facilities,
                                    repurchase obligations, third party payments or other
                                    support, cash deposits or other arrangements. Unless
                                    otherwise specified in the related

                                    Prospectus Supplement, any form of credit enhancement
                                    will have certain limitations and exclusions from
                                    coverage thereunder, which will be described in the
                                    related Prospectus Supplement. See "Description of the
                                    Purchase Agreements and the Trust Documents-Credit
                                    Enhancement."

Servicing.........................  The Servicer will be responsible for managing, administering, servicing and making collections on the
                                    Receivables held by each Trust. Unless otherwise
                                    specified in the related Prospectus Supplement, with
                                    respect to each series of Securities compensation to the
                                    Servicer will include a monthly fee (the "Servicing
                                    Fee") which will be payable from the related Trust to
                                    the Servicer on each Distribution Date, in an amount
                                    equal to the product of one-twelfth of 1.25% per annum
                                    multiplied by the aggregate principal balance of the
                                    Receivables (the "Aggregate Principal Balance") as of
                                    the first day of the prior calendar month, plus any late
                                    fees and other administrative fees and expenses or
                                    similar charges collected with respect to the
                                    Receivables during such Monthly Period. See "Description
                                    of the Purchase Agreements and the Trust
                                    Documents-Servicing Compensation."

Monthly Advances..................  Unless otherwise specified in the related Prospectus
                                    Supplement, if the amount paid on a Receivable held by a
                                    particular Trust in any Monthly Period is less than the
                                    full amount of the interest accrued on such Receivable
                                    for the number of calendar days in such Monthly Period,
                                    the Servicer will advance to such Trust the amount of
                                    such shortfall (a "Monthly Advance"); provided, however,
                                    that the Servicer shall not be required to make a
                                    Monthly Advance with respect to a Receivable extended
                                    for any Monthly Period during which no Scheduled Payment
                                    is due according to the terms of such extension; and
                                    provided further, that the Servicer shall not be
                                    required to make a Monthly Advance with respect to a
                                    Receivable that is less than 31 days delinquent. The
                                    Servicer will be entitled to reimbursement of a Monthly
                                    Advance from subsequent payments and collections on or
                                    with respect to the related Receivable or, if such
                                    payments or collections are insufficient to reimburse
                                    the Servicer, from collections on other Receivables if
                                    that Receivable becomes a Liquidated Receivable. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, the Servicer will not make any Monthly
                                    Advance with respect to the principal portion of any
                                    Scheduled Payment. See "Description of the Purchase
                                    Agreements and the Trust Documents-Monthly Advances."

Receivables.......................  The Receivables forming part of the Trust Property of each Trust were or will have been originated by Dealers
                                    and sold by the Dealers to Arcadia Financial in the
                                    ordinary course of business. The Receivables will
                                    generally be prepayable at any time without penalty to
                                    the purchaser or co-purchasers of the Financed Vehicle
                                    or other person or persons who are obligated to make
                                    payments thereunder (each, an "Obligor"). See "The

                                    Receivables." Information with respect to each
                                    Receivables Pool, including the weighted average annual
                                    percentage rate and the weighted average remaining
                                    maturity, will be set forth in the related Prospectus
                                    Supplement.

Collection Account................  With respect to each series of Securities, the Servicer will establish and maintain one or more separate
                                    accounts (the "Collection Account") in the name of the
                                    Owner Trustee or, in the case of any series including
                                    one or more classes of Notes, in the name of the
                                    Indenture Trustee for the benefit of the
                                    Certificateholders, if any, and the Noteholders, if any.
                                    All payments from Obligors that are received by the
                                    Lockbox Bank (as defined below) on behalf of each Trust
                                    will be deposited in the related Collection Account no
                                    later than two Business Days after receipt thereof.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, all payments from Obligors and all proceeds
                                    (net of reasonable expenses of collection) with respect
                                    to Liquidated Receivables ("Liquidation Proceeds") that
                                    are received directly by the Servicer will be deposited
                                    in the related Collection Account no later than one
                                    Business Day after receipt thereof. Unless otherwise
                                    specified in the related Prospectus Supplement, the
                                    Servicer will be permitted to use any alternative
                                    remittance schedule acceptable to the Rating Agencies
                                    (as defined below) and to the Security Insurer, if any
                                    (unless the Security Insurer shall be in continuing
                                    default on its obligations under the Policy or certain
                                    bankruptcy events shall have occurred with respect to
                                    the Security Insurer (an "Insurer Default")). See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Collections."

Mandatory Purchase of Certain
 Receivables......................  With respect to each series of Securities, Arcadia
                                    Financial will make certain representations and
                                    warranties relating to the Receivables held by the
                                    related Trust to the Seller in the related Purchase
                                    Agreement, the Seller will assign the right to enforce
                                    such representations and warranties to the Owner Trustee
                                    for the benefit of the related Trust and the Security
                                    Insurer, if any, and if such series of Securities
                                    includes one or more classes of Notes, the Owner Trustee
                                    will assign its right to enforce such representations
                                    and warranties to the related Indenture Trustee as
                                    collateral for the Notes. The Owner Trustee and the
                                    Indenture Trustee, if any, as assignees of the
                                    obligations of Arcadia Financial to the Seller under the
                                    Purchase Agreement, will be entitled to require that
                                    Arcadia Financial repurchase any Receivable if the
                                    interests of the Certificateholders, if any, the
                                    Noteholders, if any, or the related Trust therein are
                                    materially and adversely affected by a breach of any
                                    such representation or warranty (a "Repurchase Event").
                                    See "Description of the Purchase Agreements and the
                                    Trust Documents-Sale and Assignment of the Receivables."

Optional Purchase of
 Receivables......................  Unless otherwise specified in the related Prospectus
                                    Supplement, with respect to each series of Securities,
                                    the Seller

                                    or the Servicer may purchase all the Receivables held by
                                    the related Trust on any Distribution Date following the
                                    first Monthly Period as of which the Aggregate Principal
                                    Balance has declined to 10% or less (or such other
                                    percentage as may be specified in the related Prospectus
                                    Supplement) of the Cutoff Date Principal Balance,
                                    subject to certain provisions in the related Trust
                                    Documents. See "Description of the Purchase Agreements
                                    and the Trust Documents-Termination."

Tax Status........................  The anticipated federal income tax consequences of the purchase, ownership and disposition of Securities issued
                                    by a Trust will be discussed in the related Prospectus
                                    Supplement. See "Certain Federal Income Tax
                                    Consequences" herein and in the related Prospectus
                                    Supplement.

ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement, and unless otherwise specified in the
                                    related Prospectus Supplement, the Notes will be
                                    eligible for purchase by employee benefit plans. The
                                    related Prospectus Supplement will provide further
                                    information with respect to the eligibility of a class
                                    of Certificates for purchase by employee benefit plans.
                                    See "ERISA Considerations" herein and in the related
                                    Prospectus Supplement.

Rating............................  Unless otherwise provided in the related Prospectus
                                    Supplement, as a condition of issuance, the Securities
                                    of each series will be rated in one of the four highest
                                    rating categories by at least one nationally recognized
                                    rating agency (a "Rating Agency"). There is no assurance
                                    that the ratings initially assigned to such Securities
                                    will not be subsequently lowered or withdrawn by the
                                    Rating Agencies. In the event the rating initially
                                    assigned to any Securities is subsequently lowered for
                                    any reason, no person or entity will be obligated to
                                    provide any credit enhancement in addition to the credit
                                    enhancement, if any, specified in the related Prospectus
                                    Supplement.

Registration of Securities........  Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates, if any, and the Notes, if
                                    any, of each series will be registered in the name of
                                    Cede & Co., as the nominee of DTC, and will be available
                                    for purchase only in book-entry form on the records of
                                    DTC and participating members thereof. Certificates and
                                    Notes will be issued in definitive form only under the
                                    limited circumstances described herein. All references
                                    herein to "Holders" or "Certificateholders" or
                                    "Noteholders" shall reflect the rights of beneficial
                                    owners of Certificates (the "Certificate Owners") or of
                                    Notes ("Note Owners"), as the case may be, as they may
                                    indirectly exercise such rights through DTC and
                                    participating members thereof, except as otherwise
                                    specified herein or in the related Prospectus
                                    Supplement. See "Description of the Purchase Agreements
                                    and the Trust Documents-Book-Entry Registration."

                                  RISK FACTORS

IMPACT OF PORTFOLIO GROWTH AND PRODUCT MIX

    Arcadia Financial has experienced rapid growth in its loan servicing portfolio, although the rate of such growth has slowed in the past year. Historically, the statistical incidence of delinquencies and defaults in connection with automobile loans tends to vary over the age of the loan. For example, statistically, loans that are between six and fourteen months old have had a higher likelihood of being delinquent or defaulting than loans with similar credit characteristics that are three months old. Accordingly, to the extent that portfolio growth results in a servicing portfolio containing disproportionately more loans originated within the prior six months, the current and historical delinquency and default rates of loans in the servicing portfolio may understate future delinquency and default rates. Also, there can be no assurance that Arcadia Financial's transition from centralized to regional servicing and collection will not adversely affect the rate of loan delinquencies and defaults.

    In addition, to the extent Arcadia Financial offers new loan products which involve different underwriting policies, the delinquency and default rates of Arcadia Financial's servicing portfolio may change. Arcadia Financial has instituted a tiered pricing system and has periodically increased the authorized amount of loans purchased under its Classic program involving borrowers who do not meet all of the underwriting standards in Arcadia Financial's Premier program and are charged rates of interest higher than those under Arcadia Financial's Premier program. Arcadia Financial increased its purchase of loans under the Classic program from 17% of the principal amount of loans purchased in 1995 to 36% in 1996 and to 55% in 1997. As a result of the increases in Classic loans as a proportion of Arcadia Financial's portfolio, there has been an increase in the rates of, and reserves for, delinquencies, repossessions and losses historically reported by Arcadia Financial. The expansion of the Classic loan program and seasoning of Arcadia Financial's existing servicing portfolio will likely continue to cause Arcadia Financial's loan performance statistics to show higher delinquencies, gross charge-offs and net losses when compared with historical performance even if such loan performance statistics are consistent with Arcadia Financial's reserves for loan losses.

    To estimate future delinquency, repossession and loss experience on its loans, Arcadia Financial uses a combination of factors, including actual loan performance experience for that loan program, and industry experience on loans with similar credit characteristics. However, there can be no assurance that its loans will perform under varying economic conditions in the manner estimated by Arcadia Financial. Any increase in delinquency, repossession and loss rates related to its loans above the rates estimated by Arcadia Financial could have a material adverse effect on Arcadia Financial's business, financial condition and results of operations, as well as its liquidity. In addition, certain of Arcadia Financial's loan products which produce higher delinquency, repossession and loss rates than initially expected may continue to have an impact on Arcadia Financial's overall loan performance, even after being discontinued or modified, until the initially generated loans mature beyond the six- to fourteen-month period. In 1996, Arcadia Financial discontinued a Classic loan product directed at first-time credits and modified a Classic program for financing the sale of its repossessed inventory in retail markets, each of which had experienced higher than expected delinquency, repossession and loss rates.

CERTAIN LEGAL ASPECTS

    With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in Minnesota and New York. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. Although a Custodian (as specified in the related Prospectus Supplement) may initially hold the Receivable Files (as defined below), the Owner Trustee may subsequently appoint Arcadia Financial, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to the conditions, if any, specified in the related Prospectus Supplement or the related Trust Documents, as custodian to hold the Receivable Files for the Trust. In any event, the Receivable Files will not be stamped or otherwise marked to indicate their sale to the Trust. Accordingly, there exists a risk that, through fraud or negligence, a purchaser could acquire an interest in the Receivables superior to the interest of the Trust or that the Trust's security interest in the Receivables could be released.

    Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by Arcadia Financial to the Seller, or by the Seller to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."

INSOLVENCY RISKS

    Arcadia Financial intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Arcadia Financial. However, if Arcadia Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that such sale of Receivables by Arcadia Financial was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.

    In addition, if Arcadia Financial were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Arcadia Financial. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and Arcadia Financial would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. Nevertheless, if these positions-that the assets and liabilities of the Seller should be consolidated with those of Arcadia Financial, and that the Seller's transfer of the Receivables was a pledge rather than a sale-were presented to or accepted by a court, a Trust could experience, among other things, a delay in or reduction of collections on the Receivables.

    A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Arcadia Financial were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Receivables.

SUBORDINATION; LIMITED ASSETS

    To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates (if any) of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. Moreover, no Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding

Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates, if any, of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Arcadia Financial as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.

    Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will include all prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

    There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

    Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities-Book-Entry Registration."

                                   THE TRUSTS

    With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates, if any, and the Notes, if any, of such series and distributing payments thereon.

    Each Certificate, if any, will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Receivables Pool; (ii) all monies paid or payable thereon after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Lockbox Account (as defined herein), the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of Arcadia Financial in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Receivable from the applicable Dealer to Arcadia Financial (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents-Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Owner Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Owner Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

    The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Purchase Agreements and the Trust Documents-Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, Arcadia Financial and the Seller will each file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Receivables and the related Trust Property.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer or its successor, will be obligated to appoint a successor trustee acceptable to the Security Insurer. The General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer, with the consent of the Security Insurer, if any (prior to an Insurer Default), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

    Arcadia Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from Dealers who regularly originate and sell such contracts and notes to Arcadia Financial. Arcadia Financial generally acquires each such contract or note (a "Loan") under a Dealer Agreement and a Dealer Assignment which obligate the Dealer to repurchase the Loan in the event of a breach by the Dealer of certain representations and warranties made therein. These representations and warranties typically relate to the origination of the Loan and the security interest in the related Financed Vehicle. The Dealers' representations and warranties do not relate to the creditworthiness of the Obligor under the Loan or the collectibility of the Loan and, accordingly, Arcadia Financial does not have recourse to Dealers for credit losses on any Loans.

UNDERWRITING

    Arcadia Financial purchases each Loan in accordance with its established underwriting procedures. Arcadia Financial's underwriting procedures include scoring the borrower's loan application in accordance with Arcadia Financial's proprietary credit scoring system and comparing such credit scores to established underwriting criteria. For borrowers with credit scores falling outside predetermined criteria, Arcadia Financial requires additional review and approval by supervisory personnel in order to determine whether to approve such loans. These procedures are intended to assess the applicant's ability to repay the amounts due on the loan and the adequacy of the financed vehicle as collateral. Arcadia Financial's underwriting procedures do not distinguish between new and used vehicles. Arcadia Financial maintains a tiered pricing system, allowing it to price loans according to the borrower's credit characteristics. Arcadia Financial markets its loan products to dealers under two programs, designated Premier and Classic. "Premier" and "Classic" are proprietary trademarks of Arcadia Financial. Premier borrowers generally have stronger credit characteristics than those of Classic borrowers. At December 31, 1997, Arcadia Financial was purchasing approximately 70% of its aggregate loans under each of the Classic and the Premier programs. Arcadia Financial may change its loan purchase mix at any time and from time to time. Arcadia Financial considers substantially all of the loans it purchases under both the Premier and Classic programs to be in the "prime" or "non-prime" loan categories, but does not consider the loans it purchases to be in the "sub-prime" loan category.

    Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history and other personal information. Upon receipt of the completed loan application, Arcadia Financial's administrative personnel order a credit bureau report on the applicant to document the applicant's credit history. The application and the credit bureau report are given to one of Arcadia Financial's credit specialists for analysis under Arcadia Financial's proprietary credit scoring system.

    Arcadia Financial's credit scoring system evaluates the credit applicant with an emphasis on cash flow as a principal indicator of repayment capability and provides credit scores which are utilized by Arcadia Financial as a basis to determine if the applicant initially falls within the parameters of Arcadia Financial's underwriting criteria for a particular loan product. Assuming that the applicant qualifies, Arcadia Financial will expand its credit review by preparing an analysis of the applicant's debt-to-income and payment-to-income ratios, and purchasing from a credit bureau an additional credit score which attempts to assess the likelihood of borrower bankruptcies. If the applicant meets Arcadia Financial's underwriting standards, Arcadia Financial generally will approve the application. For Classic borrowers (and, if certain scoring criteria are not satisfied, for Premier borrowers), this data is subject to further investigation. This investigation typically consists of direct telephone confirmations, when feasible, of the applicant's employment and may also include direct credit references from banks and financial institutions noted on the application.

    Once scoring and verifications have been completed, one of Arcadia Financial's credit specialists reviews the application to ensure that it meets the requirements of Arcadia Financial's internal system and also reviews the various banking and employment verifications obtained. The credit specialist also considers the amount to be financed in relation to the purchase price and market value of the automobile. If the vehicle is used, Arcadia Financial determines market value based upon the Kelly Blue Book value or the National Automobile Dealers Association's ("NADA") Guide on Retail and Wholesale Values. Consistent with industry standards, this assessment does not include inspection of the automobile. Arcadia Financial does not reject an applicant solely because of the age of the automobile.

    Objective credit scoring criteria provide the factual background for lending decisions, but such decisions frequently require the credit judgment of Arcadia Financial's credit specialists. To the extent an applicant fails to meet one or more of the scoring benchmarks for the proposed loan, Arcadia Financial requires higher levels of management scrutiny before such loans are approved. In 1996, a substantial majority of Classic loans and a substantial number of Premier loans purchased by Arcadia Financial failed to meet at least one applicable scoring benchmark and required additional management review before approval of these loans.

    Upon completion of the credit analysis, Arcadia Financial decides whether it will approve, conditionally approve or deny the loan application as submitted. Conditioning approval of the application involves amending the dealer's proposed terms of the loan to qualify the application according to Arcadia Financial's procedures. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiating certain credit information, or requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone or facsimile. Additionally, the applicant is informed by Arcadia Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

    Arcadia Financial regularly reviews the quality of the loans it purchases and conducts internal compliance reviews on a monthly basis.

SERVICING

    Arcadia Financial, as the initial Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. In response to the rapid growth of its servicing portfolio, continued expansion of its Classic program (which generally requires greater collection efforts than its Premier program), and increases in delinquencies and default rates on its servicing portfolio, Arcadia Financial substantially increased its servicing and collection staff and, in October 1996, implemented a strategy to regionalize its servicing and collection activities into four new locations: Charlotte, North Carolina; Dallas, Texas; Denver, Colorado and Minneapolis, Minnesota. At December 31, 1997, Arcadia Financial employed more than 800 service representatives and collection associates who are responsible for various aspects of the collection and repossession procedures, compared with 510 and 188 at December 31, 1996 and 1995, respectively. Arcadia Financial also substantially expanded the capacity of its highly automated telephone dialing systems (the "autodialer") in connection with its establishment of four regional servicing and collection centers. In addition, Arcadia Financial uses a computerized collection system to aid its service and collection associates. Arcadia Financial regularly evaluates its servicing staffing needs based on anticipated growth in its servicing portfolio and estimated delinquency and repossession rates.

    Arcadia Financial generally utilizes the autodialer initially to contact delinquent obligors. Based on parameters established by Arcadia Financial for each of its loan programs, the autodialer will phone the obligor within five to ten days after a past due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in one of Arcadia Financial's four regional service and collection centers and will automatically display the obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with obligors at various times throughout the first 30 days after a past due date (typically every third day) if previous efforts do not result in the account deficiency being cured. In addition to telephone inquiries, Arcadia Financial's computerized collection system generates past due notices which are mailed to the obligor at various intervals during the first 30 days after a past due date. The first such correspondence is generally sent approximately 13 days after a past due date.

    If the collection effort during the first 30 days after a past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists. These collection specialists will typically send a final demand letter to the delinquent obligor allowing the obligor a specified number of days to bring the account current. During this period, the collection specialist generally will make a recommendation as to whether the automobile should be repossessed or other action, such as a contract extension, should be taken.

    Arcadia Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances, is based on a re-evaluation of the Obligor's creditworthiness, and requires approval by a collection department manager. Under the Trust Documents, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be permitted to extend the monthly payments of a Receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event later than the month preceding the Final Scheduled Distribution Date (as specified in the related Prospectus Supplement). Subject to certain limited exceptions set forth in the Trust Documents, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer Default), unless otherwise specified in the Trust Documents, otherwise agree to amend or modify any Receivable. If an Insurer Default occurs, subject to certain limited exceptions, amendments and modifications of the Receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents-Servicing Procedures."

    Arcadia Financial uses unaffiliated independent contractors to perform repossessions. Once a Financed Vehicle is repossessed, a letter is sent giving the Obligor a specified number of days to redeem the Financed Vehicle in accordance with state law. At the expiration of the time period, Arcadia Financial will determine the method of sale and will repair (if necessary) and prepare the Financed Vehicle for sale. Arcadia Financial has historically sold repossessed Financed Vehicles through wholesale auto auctions and retail consignment lots. Although Arcadia Financial has historically liquidated a substantial portion of its repossessed inventory through retail consignment lots, Arcadia Financial determined in 1997 that its retail distribution channels were not sufficient to liquidate vehicles at a satisfactory pace and therefore decided to sell an increased proportion of repossessed vehicles through wholesale auctions. Arcadia Financial expects to continue to control the size and cost of its repossessed inventory by continuing to increase the use of wholesale auctions to dispose of repossessed vehicles. Arcadia Financial has a remarketing department responsible for the management of its repossession inventory, which decides whether to sell each vehicle repossessed in the retail or wholesale market, manages reconditioning and repairs when necessary, tracks vehicles until sold and selects and monitors the retail consignment lots used by Arcadia Financial. At December 31, 1997, Arcadia Financial had arrangements with 60 retail consignment lots compared to 60 at December 31, 1996 and 10 at December 31, 1995. Any surplus proceeds received from the sale of the Financed Vehicle (net of all collection, repossession and disposition expenses) over the balance of the Loan will be remitted to the Obligor.

    The present policy of Arcadia Financial is to charge off a Loan on the earlier of the date on which (i) the Loan becomes 90 days delinquent or (ii) the related Financed Vehicle is repossessed and sold. Notwithstanding this policy, Arcadia Financial may elect not to charge off a Loan that is 90 days delinquent if Arcadia Financial determines that it is likely to recover on a later date all or a portion of the outstanding Loan balance upon repossession and sale, in which case the Loan will be charged off when the related Financed Vehicle has been repossessed and sold. Unless otherwise specified in the related Prospectus Supplement, the related Trust Documents will define a "Liquidated Receivable" as a Receivable as to which (i) the Servicer has repossessed the Financed Vehicle and all applicable redemption periods have expired, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) any scheduled payment thereon (a "Scheduled Payment") or any portion thereof has become more than 180 days past due.

INSURANCE

    Arcadia Financial requires each Obligor to obtain a physical damage insurance policy naming Arcadia Financial as loss payee with respect to the Financed Vehicle. If any Obligor is in default in the payment of a premium on such an insurance policy, Arcadia Financial may obtain a replacement policy, paying the premium out of its own funds, and may require the Obligor to pay such premium pursuant to an obligation separate from the contract or note evidencing the related Loan.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

    Certain information relating to Arcadia Financial's delinquency, loan loss and repossession experience with respect to all Loans it has purchased and continues to service will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Loans in Arcadia Financial's portfolio of Loans serviced, including Loans which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR") and geographic concentration of such Receivables.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, the Receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Receivable will be funded by collections on other Receivables or, to the extent collections are insufficient, by payments under the Policy, if any, or other applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

    A substantial portion of the Receivables will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Arcadia Financial of Warranty Receivables, purchases by the Servicer of Administrative Receivables or as a result of the Seller or the Servicer exercising its option to purchase the Receivables Pool. See "Description of the Purchase Agreements and the Trust Documents." The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. While Arcadia Financial does not maintain specific records for this purpose, it estimates that, based on its experience over the past four years, the monthly prepayment rate on the outstanding principal amount of the motor vehicle installment sales contracts it has originated and serviced, for itself and others, has been approximately 1.5%. However, no assurance can be given that the Receivables included in any Receivables Pool will experience this rate of prepayment or any greater or lesser rate. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

    If so specified in the related Prospectus Supplement, certain of the Receivables included in a Receivables Pool may provide for level monthly payments during the scheduled term of the Receivable but a substantially larger final payment at the scheduled maturity of the Receivable (each a "Balloon Payment Receivable"). Although it is likely that the inclusion of such Balloon Payment Receivables in a Receivables Pool would affect the weighted average lives of the related Securities, no prediction can be made as to the nature or magnitude of such effect.

                                  POOL FACTOR

    The "Certificate Pool Factor" for each class of Certificates, if any, will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the Cutoff Date Certificate Principal Balance. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Payment Date (after giving effect to all distributions of principal on such Payment Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

    With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the Certificateholders and the Noteholders will receive periodic reports from the Owner Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Owner Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Statements to Securityholders."

                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to Arcadia Financial the purchase price for the Receivables and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Arcadia Financial will be used to pay its warehouse loans, and any additional proceeds will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd."

                                   THE SELLER

    The Seller, a wholly owned subsidiary of Arcadia Financial Ltd., was incorporated in the State of Delaware on February 3, 1993. The Seller has been organized for the limited purposes of purchasing receivables from Arcadia Financial Ltd. and transferring such receivables to trusts such as the Trusts described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, and its telephone number is (612) 942-9880.

    The Seller has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that a voluntary or involuntary application for relief by Arcadia Financial under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller with those of Arcadia Financial. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors and the holders of at least 66 2/3% of its outstanding common stock). The Seller's Certificate of Incorporation includes a provision that requires the Seller to have at least one director who qualifies under the Certificate of Incorporation as an "Independent Director." The Seller has no intention of filing a voluntary petition under Insolvency Laws unless its own financial affairs merit such action.

                             ARCADIA FINANCIAL LTD.

    Arcadia Financial purchases, securitizes and services consumer automobile loans originated primarily by new car dealers affiliated with major foreign and domestic manufacturers. Arcadia Financial provides an alternative and independent source of financing to automobile dealers for their customers' purchases of new and used automobiles. Arcadia Financial attempts to meet the needs of dealers through consistent underwriting and loan purchasing practices, extended operating hours, competitive interest rates, a dedicated customer service staff, fast turn-around of loan applications, promotions and systems designed to expedite processing of loan applications.

    Since Arcadia Financial's inception in March 1990, Arcadia Financial has established 18 regional buying centers and expanded its dealer network to include dealers in 45 states. Arcadia Financial's regional buying centers are located in Phoenix, Arizona; Sacramento, California; San Diego, California; Denver, Colorado; Orlando, Florida; Atlanta, Georgia; Baltimore, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; St. Louis, Missouri; Buffalo, New York; Charlotte, North Carolina; Cincinnati, Ohio; Nashville, Tennessee; Dallas, Texas; Houston, Texas; San Antonio, Texas; and Seattle, Washington.

    Arcadia Financial purchases a Loan from a dealer only after Arcadia Financial has reviewed and approved a customer's credit application in accordance with Arcadia Financial's underwriting policies and procedures. See "The Receivables-Underwriting." Arcadia Financial accumulates the automobile loans it purchases and then sells them to a trust, which in turn sells asset-backed securities to investors (a "securitization"). Prior to each securitization, Arcadia Financial funds the acquisition of loans primarily through warehouse facilities with financial institutions and institutional lenders.

    Arcadia Financial is a Minnesota corporation. Arcadia Financial's principal executive offices are located at Arcadia Financial Center, 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, and its telephone number is
(612) 942-9880.

                                THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into between the Seller, Arcadia Financial and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities-Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

    A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary may be supplemented or superseded in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities-Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

    In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

    A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

    MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default), and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

    Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes.

    Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

    Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may and, at the direction of the Note Majority, shall institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered and, if requested, provided to the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

    If an Event of Default occurs and is continuing and if it is actually known to a responsible officer of the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein. Holders of the Securities may hold through DTC (in the United States) or Cedel or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cedel and Euroclear will hold omnibus positions in the Securities on behalf of the Cedel Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

    Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

    With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

    With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and
(iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

    DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

    Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants (as defined below) or Euroclear Participants (as defined below), on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Cedel is incorporated under the laws of Luxembourg as a professional depository ("Cedel"). Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

STATEMENTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

        (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

       (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

        (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

        (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

        (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

       (vii) such other information as may be specified in the related Prospectus Supplement.

    Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

    Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-Book-Entry Registration" above.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

    Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from Arcadia Financial, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates, if any, will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

    On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, Arcadia Financial will enter into one or more Purchase Agreements with the Seller pursuant to which Arcadia Financial will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. In connection with its warehouse financing arrangements, Arcadia Financial may also enter into Purchase Agreements with other special-purpose subsidiaries of Arcadia Financial ("Warehousing Subsidiaries"). These Warehousing Subsidiaries would obtain warehouse financing for some or all of the Receivables prior to the Closing Date for a series of Securities; on the Closing Date for the related series of Securities, the Warehousing Subsidiary would assign to the Seller its entire interest in the related Receivables, together with its rights against Arcadia Financial under the related Purchase Agreement with respect to those Receivables. Pursuant to each Purchase Agreement, Arcadia Financial will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any of the Receivables of a Trust, the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders (if any) will be entitled to require Arcadia Financial to repurchase such Receivables from the Trust. Such rights of the Trust under each Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders (if any). In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

    On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

    Unless otherwise specified in the related Prospectus Supplement, in each Purchase Agreement, Arcadia Financial will warrant to the Seller and the Owner Trustee, and in the Trust Documents, the Seller will warrant to the Owner Trustee, among other things, that (except as otherwise specified in the related

Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of Arcadia Financial in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show Arcadia Financial as first lienholder), which security interest has been validly assigned by Arcadia Financial to the Seller and by the Seller to the Owner Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by Arcadia Financial from such Dealer under an existing Dealer Agreement with Arcadia Financial and was validly assigned by such Dealer to Arcadia Financial, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) except for any Balloon Payment Receivables, is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders were utilized in selecting the Receivables from those receivables owned by Arcadia Financial which meet the selection criteria contained in the Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"); (v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party, (B) immediately after the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest and (C) as of the Cutoff Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Cutoff Date, no Financed Vehicle had been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, Arcadia Financial had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Receivable, and neither Arcadia Financial nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither Arcadia Financial nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was originated by a Dealer and was sold by the Dealer to Arcadia Financial without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof; (xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to Arcadia Financial with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof, (C) the original lien certificate or application therefor and (D) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable;
(xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York and Minnesota; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of Arcadia Financial as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Owner Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Arcadia Financial (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Trust Documents;
(xxi) the information set forth in the Schedule of Receivables was produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date; (xxii) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy
(A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable,
(B) naming Arcadia Financial as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxiii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File; (xxiv) no Receivable is subject to any right of rescission, set-off, counterclaim or defense; (xxv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxvi) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

    The warranties of Arcadia Financial and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

    In the event of a breach by Arcadia Financial of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by Arcadia Financial being a "Repurchase Event"), Arcadia Financial, unless it cures the breach by the second Accounting Date after the date on which Arcadia Financial becomes aware of or receives written notice from the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made on the Deposit Date immediately following such second Accounting Date at a price equal to the Purchase Amount as of such second Accounting Date. The "Purchase Amount" of any Receivable means, with respect to any Accounting Date, the outstanding principal balance of such Receivable as of such Accounting Date, plus accrued and unpaid interest thereon. The "Deposit Date" with respect to any Distribution Date is the Business Day immediately preceding the Determination Date for such Distribution Date. An "Accounting Date" is the last day (whether or not a Business Day) of any calendar month. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Owner Trustee or the

Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), unless otherwise specified in the related Prospectus Supplement, the Owner Trustee or the Indenture Trustee against Arcadia Financial or the Seller for any such uncured breach, except that pursuant to the Trust Documents, Arcadia Financial will indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

    Upon the purchase by Arcadia Financial of a Warranty Receivable, the Owner Trustee will convey such Receivable and the related Trust Property to Arcadia Financial.

CUSTODY OF RECEIVABLE FILES

    Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial initially will be appointed to act as custodian for the Receivable Files of each Trust. Prior to any such appointment, the Trust and Arcadia Financial or such other institution specified in the related Prospectus Supplement, as the case may be, shall enter into a custodian agreement pursuant to which Arcadia Financial or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust and, if Arcadia Financial is custodian, by the Security Insurer, on 30 days' notice to Arcadia Financial or such other institution or, in the case of termination by the Security Insurer of Arcadia Financial as custodian, immediately. If Arcadia Financial resigns or is terminated as the Servicer, any custodian agreement with Arcadia Financial shall terminate at the same time.

    The Receivable Files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables-Rights in the Receivables."

COLLECTIONS

    With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Owner Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Owner Trustee will establish and maintain for each series an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    Each Designated Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any, unless otherwise specified in the related Prospectus Supplement) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer, if any (prior to an Insurer Default, unless otherwise specified in the related Prospectus Supplement). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date (plus amounts on deposit in the Lockbox Account (as defined below) on such second Business Day).

    Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial will take (or will have taken) steps to cause all payments by Obligors on the Receivables held by any Trust to be made by check mailed to a bank (initially Harris Trust and Savings Bank, unless otherwise provided in the related Prospectus Supplement) acting as agent for the Owner Trustee and for other owners of automobile receivables serviced by Arcadia Financial (the "Lockbox Bank"). Unless otherwise specified in the related Prospectus Supplement, the identity of the Lockbox Bank may be changed at any time by the Security Insurer, if any (prior to an Insurer Default). Unless otherwise specified in the related Prospectus Supplement, all payments by check on the Receivables and all payments made by automatic deduction from Obligors' checking accounts will be deposited in a segregated account maintained by the Lockbox Bank (the "Lockbox Account") and will be transferred by the Lockbox Bank into the Collection Account within two Business Days of receipt. If the Servicer continues to receive payments from any Obligor other than to the Lockbox Account, the Servicer will take reasonable action to cause the Obligor to make such payments to the Lockbox Account, including sending additional instruction letters to such Obligor.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Arcadia Financial and the Servicer will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it as of the related Accounting Date.

    For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in "Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Owner Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

    Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Receivable (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Owner Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to interest and principal on the Receivable in accordance with the terms of the Receivable.

    As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Except for the extensions described above and except for changes in the day of the month on which the due date of a Receivable occurs or the reamortization of scheduled payments following a partial principal prepayment, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer Default) and, subject to the exceptions, if any, specified in the related Prospectus Supplement, otherwise agree to amend or modify any Receivable. Unless otherwise specified in the related Prospectus Supplement, the Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus 1.5%, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25% or, if greater, 5% of the unmodified APR of such Receivable. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

    Except as otherwise provided in the related Prospectus Supplement, upon the discovery by any of the Servicer, the Security Insurer, if any, the Owner Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable (an "Administrative Receivable"), unless such breach shall have been cured by the second Accounting Date following the Servicer's discovery or receipt of written notice of such breach, the Servicer will be required to purchase the related Receivable for the Purchase Amount on the related Deposit Date. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Owner Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Trust Documents.

    Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "-Collections."

    The Trust Documents will provide that the Servicer will indemnify and defend the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal 1.25% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

    Arcadia Financial, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Owner Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.

MONTHLY ADVANCES

    Unless otherwise provided in the related Prospectus Supplement, if the amount deposited in the related Collection Account allocable to interest with respect to any Receivable in any Monthly Period is less than the full amount of interest accrued on such Receivable for the number of calendar days in such Monthly Period (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the Accounting Date preceding such Distribution
Date), the Servicer will make a Monthly Advance equal to the amount of such shortfall; provided, however, that the Servicer shall not be required to make a Monthly Advance with respect to a Receivable extended for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension; and provided further, that the Servicer shall not be required to make a Monthly Advance with respect to a Receivable that is less than 31 days delinquent. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to the Receivable or from the Purchase Amount of such Receivable, or in the case of a Liquidated Receivable, from Liquidation Proceeds of such Receivable. If such Receivable becomes a Liquidated Receivable and such Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer will be entitled to be reimbursed from collections on other Receivables. If, by reason of reimbursement of the Servicer for Monthly Advances, there is a deficiency in a Scheduled Payment, the Servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

    With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

    The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Owner Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities-Statements to Securityholders" above.

    The Trust Documents will also provide for delivery to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities-Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

    Unless otherwise provided in the related Prospectus Supplement, if a Policy has been issued with respect to a series of Securities, Arcadia Financial's appointment as Servicer under the related Trust Documents will run for successive 90-day periods, subject to renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew Arcadia Financial's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, Arcadia Financial's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Owner Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

    Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the

Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

    Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

    The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Owner Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

    Unless otherwise provided in the related Prospectus Supplement, "Servicer Termination Events" under the Trust Documents will consist of (i) any failure by the Servicer to deliver to the Owner Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Arcadia Financial is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Owner Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Owner Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Arcadia Financial is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.

    Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Owner Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Owner Trustee and the Indenture Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the related Trust Documents, the Servicer shall then be entitled to receive reimbursements for any outstanding Monthly Advances. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

    On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to the series, the Security Insurer may (prior to an Insurer Default) exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Owner Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables, (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care, and (D) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Trust Documents or otherwise has available software which is adequate to perform its duties and responsibilities under such Trust Documents.

    Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated, except as otherwise provided in the Trust Documents.

    Upon any termination of, or appointment of a successor to, the Servicer, the Owner Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, Arcadia Financial or the Servicer) reasonably satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Owner Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Security Insurer (if any), the Owner Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of
(i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below) or
(ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Owner Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Owner Trustee will give written notice of the final distribution with respect to the Certificates (if any) to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Owner Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Owner Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the related Trust Documents will be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Owner Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

    The Owner Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). The General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer may also remove the Owner Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Owner Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

    The Owner Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

    The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Owner Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

    The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Owner Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Owner Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Owner Trustee or the Indenture Trustee, as applicable, to do so.

THE BACKUP SERVICER

    The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While Arcadia Financial is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to Arcadia Financial to perform such obligations. The Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to reconcile any discrepancies with the Servicer, to notify the Certificateholders (if any), the Noteholders and the Security Insurer (if any) of any unreconciled item that appears substantially out of the ordinary, and to seek a written explanation of any such unreconciled item from the Servicer; however, neither the Owner Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Owner Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.

ADMINISTRATOR

    If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Minnesota and New York. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by Arcadia Financial and the Seller in Minnesota. In addition, the documents evidencing the Receivables initially will be held by the Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

    The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. Arcadia Financial will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Owner Trustee on behalf of such Trust and the Owner Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by Arcadia Financial or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), Arcadia Financial will be obligated to repurchase such Receivable.

    Unless otherwise provided in the related Prospectus Supplement, Arcadia Financial will hold the Receivable Files on behalf of each Trust under a custodian agreement with the Trust. The Receivable Files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents-Custody of Receivable Files."

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of Arcadia Financial is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate Arcadia Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by Arcadia Financial under the related Purchase Agreement to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Arcadia Financial, the Seller, the Owner Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Owner Trustee (or the Seller) as the new secured party and, accordingly, Arcadia Financial will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Arcadia Financial on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of Arcadia Financial or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Arcadia Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing its receivables portfolio, it is the practice of Arcadia Financial to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, Arcadia Financial must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, Noteholders and Trust in such Receivables.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and Arcadia Financial in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or Arcadia Financial), as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Arcadia Financial nor the Servicer will be required to repurchase or purchase the related Receivable.

REPOSSESSION

    In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Arcadia Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Arcadia Financial generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

    Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

    In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

    The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

    In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

    Under the Texas Credit Code ("TCC") non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The TCC, like the UCCC, imposes disclosure and substantive requirements on the sellers and any subsequent holder of such contracts and imposes monetary penalties for violations thereof.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    The Seller will warrant in the related Trust Document (and Arcadia Financial will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Arcadia Financial to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, Arcadia Financial will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of the Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Securities will be discussed in the related Prospectus Supplement. Such discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

    Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

    In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

    Each Underwriting Agreement will provide that Arcadia Financial and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

    Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by Mayer, Brown & Platt, New York, New York.

                             INDEX OF DEFINED TERMS

TERM                                         PAGE
---------------------------------------  ------------
Accounting Date........................       32
Administration Agreement...............       44
Administrative Receivables.............     12, 36
Aggregate Principal Balance............       7
APR....................................       17
Arcadia Financial......................       1
Backup Servicer........................       3
Balloon Payment Receivable.............       18
Bankruptcy Laws........................       40
Cedel..................................       27
Cedel Participants.....................       27
Certificateholders.....................       3
Certificate Distribution Account.......       33
Certificate Majority...................       26
Certificate Owners.....................       9
Certificate Pool Factor................       18
Certificates...........................       1
Collection Account.....................       8
Commission.............................       2
Computer Tape..........................       32
Cooperative............................       28
Cutoff Date............................       1
Dealer Agreements......................       12
Dealer Assignments.....................       12
Dealers................................       5
Deposit Date...........................       32
Depositaries...........................       25
Depository.............................       20
Definitive Certificates................       26
Definitive Notes.......................       26
Designated Accounts....................       33
Distribution Date......................       20
DTC....................................       1
Eligible Account.......................       33
Eligible Investments...................       34
Electronic Ledger......................       32
Eligible Servicer......................       41
Euroclear..............................       28
Euroclear Operator.....................       28
Euroclear Participants.................       27
Events of Default......................       22
Exchange Act...........................       2
ERISA..................................       49
Financed Vehicles......................       5
FTC....................................       48
Indenture..............................       1
Indenture Trustee......................      1, 3
Indirect participants..................       26
Insolvency Laws........................       11
Insurance Agreement....................       39
Insurer Default........................       8
Interest Rate..........................       5
Lien...................................       31
Liquidated Receivable..................       16
Liquidation Proceeds...................       8
Loan...................................       13
Lockbox Account........................       34
Lockbox Bank...........................       34
Monthly Advance........................       7
Monthly Period.........................       36

TERM                                         PAGE
---------------------------------------  ------------
NADA...................................       14
Note Distribution Account..............       33
Note Majority..........................       22
Note Owners............................       9
Note Pool Factor.......................       18
Noteholders............................       4
Notes..................................       1
Obligor................................       7
Odometer Act...........................       48
Owner Trustee..........................      1, 3
Participants...........................       26
Pass-Through Rate......................       4
Payment Date...........................       21
Plan Assets Regulation.................       50
Policy.................................       6
Pooling and Servicing Agreement........       1
Pre-Funded Amount......................       6
Pre-Funding Account....................       4
Pre-Funding Period.....................       4
Prospectus Supplement..................       1
Purchase Agreement.....................     6, 30
Purchase Amount........................       32
Rating Agency..........................       9
Receivable Files.......................       13
Receivables............................      1, 5
Receivables Pool.......................       5
Registration Statement.................       2
Related Documents......................       24
Relief Act.............................       31
Repurchase Event.......................  6, 8, 32, 45
Required Deposit Rating................       33
Rules..................................       26
Sale and Servicing Agreement...........       1
Scheduled Payment......................       16
Schedule of Receivables................       30
Securities.............................       1
Securitization.........................       19
Security Insurer.......................       6
Securityholders........................       2
Seller.................................      1, 3
Servicer...............................       3
Servicer Responsible Officer...........       38
Servicer's Certificate.................       28
Servicer Termination Events............       39
Servicing Fee..........................       7
Servicing Rate.........................       36
Strip Certificates.....................       4
Strip Notes............................       5
Subsequent Receivables.................      1, 6
TCC....................................       49
Terms and Conditions...................       28
Trust..................................      1, 3
Trust Agreement........................       1
Trust Documents........................     1, 30
Trust Property.........................      1, 5
UCC....................................       10
Underwriting Agreement.................       50
Warehousing Subsidiaries...............       30
Warranty Receivables...................       12

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Securities will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash or hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them. Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that us Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payment of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners of Global Securities or its agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be incurred in connection with the offering of the Automobile Receivables-Backed
Securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission Registration Fee.........  $           737,500
Printing and Engraving......................................              937,500*
Legal Fees and Expenses.....................................            1,875,000*
Blue Sky Filing and Counsel Fees............................              375,000*
Accounting Fees and Expenses................................              312,500*
Trustee Fees and Expenses...................................              750,000*
Rating Agencies' Fees.......................................            1,250,000*
Miscellaneous Expenses......................................               12,500*
                                                              -------------------
Total.......................................................  $         6,250,000*
                                                              -------------------
                                                              -------------------

------------------------
* All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Arcadia Receivables Finance Corp. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indentify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of Arcadia Receivables Finance Corp. provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

    The Exhibits filed as part of this Registration Statement are:

      1.1     --      Form of Underwriting Agreement.
      3.1     --      Certificate of Incorporation of the Seller (incorporated by reference to
                      Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30, 1997).
      3.2     --      ByLaws of the Seller (incorporated by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30,
                      1997).

      4.1     --      Form of Pooling and Servicing Agreement among the Seller, the Servicer and the Owner Trustee, including OFL Grantor Trusts Standard Terms and
                      Conditions of Agreement Effective January 31, 1995 (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated January 31, 1995).
      4.2     --      Form of Sale and Servicing Agreement relating to Trusts including
                      Pre-Funding Accounts or issuing Notes (incorporated by reference to
                      Exhibit 4.3 to the registrant's Current Report on Form 8-K, dated
                      January 21, 1998).
      4.3     --      Form of Trust Agreement relating to Trusts including Pre-Funding Accounts or issuing Notes (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K, dated January 21, 1998).
      4.4     --      Form of Indenture between the Trust and the Indenture Trustee, including form of Note (incorporated by reference to Exhibit 4.2 to the registrant's Current Report on Form 8-K, dated January 21, 1998).
      5.1     --      Opinion and consent of Dorsey & Whitney LLP with respect to legality.
      8.1     --      Opinion and consent of Dorsey & Whitney LLP with respect to tax matters (to be filed by amendment).
     10.1     --      Form of Purchase Agreement between the Seller and Arcadia Financial Ltd.
                      (incorporated by reference to Exhibit 4.4 to the registrant's current report on Form 8-K, dated January 21, 1998).
     23.1     --      Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
     23.2     --      Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
     25.1     --      Form of T-1 Statement of Eligibility under the Trust Indenture Act of
                      1939 of the Indenture Trustee (incorporated by reference to Form 305B2, dated March 16, 1998).

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section
13(a) or section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

    Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securites offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

       Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 16th day of March, 1998.

                                          ARCADIA RECEIVABLES FINANCE CORP.

                                          By  /s/ Richard A. Greenawalt
                                              ----------------------------------
                                              Richard A. Greenawalt
                                              Chief Executive Officer
                                               and Director


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 1998. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard
A. Greenawalt or John A. Witham as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                    SIGNATURE                                  TITLE
--------------------------------------------------  ----------------------------


             /s/ Richard A. Greenawalt
   -------------------------------------------      Chief Executive
                Richard A. Greenawalt                Officer and Director
                                                     (principal financial
                                                     officer)


                                                    Senior Vice President, Chief
                /s/ John A. Witham                   Financial Officer and
   -------------------------------------------       Director (principal
                  John A. Witham                     financial officer)


              /s/ Scott A. Anderson                 Vice President and
   -------------------------------------------       Director
                  Scott A. Anderson


                                                    Vice President, Assistant
              /s/ Brian S. Anderson                  Secretary and Director
   -------------------------------------------       (principal accounting
                  Brian S. Anderson                  officer)


              /s/ Mark Payne
   -------------------------------------------      Director
                Mark Payne

                                 EXHIBIT INDEX

                                                                                                           SEQUENTIAL PAGE
  NUMBER                                             DESCRIPTION                                               NUMBER
-----------  --------------------------------------------------------------------------------------------  ---------------
       1.1   Form of Underwriting Agreement.

       5.1   Opinion and consent of Dorsey & Whitney LLP with respect to legality.